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                                                                    EXHIBIT 3.13

                               OPERATING AGREEMENT

                                       OF

                     O'CHARLEY'S RESTAURANT PROPERTIES, LLC

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                                TABLE OF CONTENTS

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
ARTICLE I.
         DEFINITIONS
         1.1      Definitions....................................................................................     1
                  1.1.1    "Act".................................................................................     1
                  1.1.2    "Affiliate,"..........................................................................     1
                  1.1.3    "Agreement"...........................................................................     1
                  1.1.4    "Assign"..............................................................................     1
                  1.1.5    "Assignment"..........................................................................     1
                  1.1.6    "Available Cash Flow".................................................................     2
                  1.1.7    "Capital Account".....................................................................     2
                  1.1.8    "Capital Contribution"................................................................     2
                  1.1.9    "Certificate of Formation"............................................................     2
                  1.1.10   "Code"................................................................................     2
                  1.1.11   "Dissolution Event"...................................................................     2
                  1.1.12   "Entity"..............................................................................     2
                  1.1.13   "Financial Rights"....................................................................     2
                  1.1.14   "Governance Rights"...................................................................     2
                  1.1.15   "Immediate Family"....................................................................     2
                  1.1.16   "LLC".................................................................................     2
                  1.1.17   "Majority in Interest"................................................................     2
                  1.1.18   "Majority of the Membership Interests"................................................     2
                  1.1.19   "Managers"............................................................................     3
                  1.1.20   "Maximum Tax Liability"...............................................................     3
                  1.1.21   "Members".............................................................................     3
                  1.1.22   "Membership Interest".................................................................     3
                  1.1.23   "Membership Percentage"...............................................................     3
                  1.1.24   "Net Income" and "Net Loss"...........................................................     3
                  1.1.25   "New Member"..........................................................................     3
                  1.1.26   "Successor"...........................................................................     3
                  1.1.27   "Tax Matters Partner".................................................................     3
                  1.1.28   "Treasury Regulations"................................................................     3

ARTICLE II.
         ORGANIZATION
         2.1      Formation......................................................................................     4
         2.2      Adoption of Agreement..........................................................................     4
         2.3      Name...........................................................................................     4
         2.4      Principal Place of Business....................................................................     4

ARTICLE III.
         PURPOSE AND POWERS
         3.1      Purpose........................................................................................     4
         3.2      Powers.........................................................................................     4
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
ARTICLE IV.
         CAPITAL CONTRIBUTIONS AND MEMBERSHIP INTERESTS
         4.1      Initial Capital Contribution...................................................................     4
         4.2      Additional Contributions.......................................................................     4
         4.3      Withdrawal or Reduction of Members' Capital Contributions......................................     4
         4.4      Interest and Preferential Rights...............................................................     5
         4.5      Membership Interests and Amendments to Exhibit A...............................................     5

ARTICLE V.
         ALLOCATION OF INCOME AND LOSSES; CASH DISTRIBUTIONS
         5.1      Capital Accounts...............................................................................     5
         5.2      Allocation of Net Income and Net Loss..........................................................     5
         5.3      Special Allocations With Respect to Contributed or Revalued Property...........................     5
         5.4      Allocations in Case of Assignment..............................................................     6
         5.5      Mandatory Distributions........................................................................     6
         5.6      Distribution of Available Cash Flow............................................................     6
         5.7      Distributions Upon Liquidation.................................................................     6
         5.8      Consequences of Distributions..................................................................     6

ARTICLE VI.
         MANAGEMENT BY MEMBERS
         6.1      Management by Members..........................................................................     7
         6.2      Mutual Agency of the Members...................................................................     7
         6.3      Actions Requiring the Approval of All of the Members...........................................     7
         6.4      Actions Requiring the Approval of Members Holding a Majority of the Membership Interests.......     7
         6.5      Compensation and Reimbursement.................................................................     8
         6.6      No Exclusive Duty..............................................................................     8

ARTICLE VII.
         MEETINGS OF MEMBERS AND ACTIONS ON WRITTEN CONSENT
         7.1      Meetings.......................................................................................     8
         7.2      Action by Members Without a Meeting............................................................     8
         7.3      Place of Meetings; Telephone Meetings..........................................................     8
         7.4      Notice of Meetings.............................................................................     9
         7.5      Waiver of Notice...............................................................................     9
         7.6      Record Date....................................................................................     9
         7.7      Voting List....................................................................................     9
         7.8      Quorum.........................................................................................     9
         7.9      Required Vote; Manner of Acting................................................................     9
         7.10     Proxies........................................................................................    10

ARTICLE VIII.
         MANAGERS
         8.1      Appointment of Managers........................................................................    10
         8.2      Term; Removal..................................................................................    10
         8.3      Duties.........................................................................................    10
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
         8.4      Resignation....................................................................................    10
         8.5      Compensation and Reimbursement.................................................................    10
         8.6      No Exclusive Duty..............................................................................    10

ARTICLE IX.
         INDEMNIFICATION
         9.1      Authority to Indemnify.........................................................................    11
         9.2      Insurance......................................................................................    11
         9.3      Non-Exclusive Right............................................................................    11

ARTICLE X.
         FISCAL MATTERS
         10.1     Books and Records..............................................................................    11
         10.2     Fiscal Year....................................................................................    11
         10.3     Tax Status; Elections..........................................................................    11
         10.4     Reports to Members.............................................................................    11
         10.5     Accounting Decisions...........................................................................    12
         10.6     Bank Accounts..................................................................................    12
         10.7     Tax Matters Partner............................................................................    12

ARTICLE XI.
         RESTRICTIONS ON TRANSFER OF MEMBERSHIP INTERESTS AND ADMISSION OF NEW MEMBERS
         11.1     Transfer of Membership Interests...............................................................    12
         11.2     Restrictions on Assignment Not Unreasonable....................................................    13
         11.3     Admission of New Members.......................................................................    13
         11.4     Rights and Obligations of Former Members.......................................................    13

ARTICLE XII.
         DISSOLUTION, WINDING UP, AND TERMINATION OF THE LLC'S EXISTENCE
         12.1     Term...........................................................................................    13
         12.2     Events Causing Dissolution and Winding Up......................................................    13
         12.3     Withdrawal of a Member.........................................................................    13
         12.4     Winding Up Affairs on Dissolution..............................................................    14
         12.5     Waiver of Right to Partition and Decree of Dissolution.........................................    14

ARTICLE XIII.
         GENERAL PROVISIONS
         13.1     Notices........................................................................................    14
         13.2     Integration....................................................................................    14
         13.3     Applicable Law.................................................................................    15
         13.4     Severability...................................................................................    15
         13.5     Binding Effect.................................................................................    15
         13.6     Terminology....................................................................................    15
         13.7     Amendment......................................................................................    15
         13.8     Execution of Additional Instruments............................................................    15
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
         13.9     Waivers........................................................................................    15
         13.10    Rights and Remedies Cumulative.................................................................    15
         13.11    Heirs, Successors, and Assigns.................................................................    15
         13.12    Creditors......................................................................................    16
         13.13    Counterparts...................................................................................    16
         13.14    Interpretation In Accordance with Requirements for Partnership Tax Treatment...................    16
         13.15    Arbitration....................................................................................    16

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                               OPERATING AGREEMENT
                                       OF
                     O'CHARLEY'S RESTAURANT PROPERTIES, LLC

         THIS OPERATING AGREEMENT is made and entered into as of the ______ day of December, 1997, by and among the persons listed on Exhibit A hereto (each, together with the other persons who may become members under the terms of this Agreement, a "Member" and collectively, the "Members").

                             W I T N E S S E T H :

         WHEREAS, the Members desire to form a limited liability company under and pursuant to the Act (as defined below), to conduct certain business as a limited liability company, and to set forth their mutual rights and obligations in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and undertakings hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1 DEFINITIONS. As used herein the following terms have the indicated meanings:

                  1.1.1 "Act" means the Delaware Limited Liability Company Act, being Title 6, Sections 18-101 to 18-1109 of the Delaware Code Annotated, as amended from time to time, and any corresponding provisions of any successor legislation.

                  1.1.2 "Affiliate," with respect to any Entity, means (a) any other Entity, directly or indirectly, owning a 50% or greater ownership interest in such Entity; or (b) any other Entity in which such Entity has a 50% or greater ownership interest; or, (c) in the event a Member is a natural person, a member of such Member's Immediate Family or a trust for the benefit of the Member or a member of such Member's Immediate Family.

                  1.1.3 "Agreement" means this Operating Agreement, as amended from time to time.

                  1.1.4    "Assign" means to make an Assignment.

                  1.1.5 "Assignment" means any transfer, alienation, sale, conveyance, assignment, or other disposition of all or any part of an existing Membership Interest in the LLC, by operation of law or otherwise, including without limitation any gift, bequest, devise, hypothecation, mortgage, lien, pledge, encumbrance, or granting of a security interest.

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                  1.1.6    "Available Cash Flow" means all cash, revenues, and
         funds received by the LLC, less the sum of the following to the extent paid or set aside by the LLC: (a) all principal and interest payments on indebtedness of the LLC and all other sums paid to lenders; (b) all cash expenditures incurred incident to the normal operation of the LLC's business; and (c) such reserves as the Members deem reasonably necessary to the proper operation of the LLC's business.

                  1.1.7 "Capital Account" in respect of any Member means the account established for that Member pursuant to Section 5.1 hereof, and as may be adjusted from time to time in accordance with this Agreement.

                  1.1.8 "Capital Contribution" shall mean any contribution to the capital of the LLC in cash or property by a Member whenever made.

                  1.1.9 "Certificate of Formation" means the Certificate of Formation of the LLC filed in the Office of the Secretary of State of the State of Delaware, as amended from time to time.

                  1.1.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any corresponding provisions of any successor legislation.

                  1.1.11 "Dissolution Event" has the meaning given to such term in Section 12.2 hereof.

                  1.1.12 "Entity" means any corporation, partnership, trust, limited liability company, or other entity.

                  1.1.13 "Financial Rights" means a Member's rights as a member of the LLC (a) to share in Net Income and Net Loss to the extent provided in this Agreement, and (b) to share in distributions to the extent provided in this Agreement.

                  1.1.14 "Governance Rights" means all of a Member's rights as a member of the LLC other than Financial Rights.

                  1.1.15 "Immediate Family" shall mean a Member's mother, father, brother, sister, son, daughter, son-in-law, daughter-in-law, grandson and granddaughter.

                  1.1.16 "LLC" means O'Charley's Restaurant Properties, LLC, a Delaware limited liability company.

                  1.1.17 "Majority in Interest" and "majority in interest of the remaining Members" each mean Members (other than any Members excluded from the applicable vote, consent or other action by the terms of this Agreement or the Act) holding an interest in over 50% of the capital and profits of the LLC.

                  1.1.18 "Majority of the Membership Interests" and "majority of the voting power" each mean over 50% of the Membership Percentages (exclusive of any Membership Percentages excluded from the applicable vote, consent or other action by

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         the terms of this Agreement or the Act).

                  1.1.19 "Managers" means the Chief Manager, Secretary and any other person appointed to be a "manager" as such term is used in the Act.

                  1.1.20 "Maximum Tax Liability" has the meaning given such term in Section 5.5 hereof.

                  1.1.21 "Members" means the persons who are, from time to time, admitted as members of the LLC pursuant to the Act and this Agreement and whose names are set forth on Exhibit A which is attached hereto and made part of this Agreement, as such Exhibit A may be amended from time to time.

                  1.1.22 "Membership Interest" means a Member's interest in the LLC, which when expressed as a percentage of all Membership Interests in the LLC shall be equal to such Member's Membership Percentage.

                  1.1.23 "Membership Percentage" means the percentage interest of a Member as shown on Exhibit A, as amended from time to time as provided in Section 4.5 hereof or as otherwise required by this Agreement, the Act, or the Code.

                  1.1.24 "Net Income" and "Net Loss," for each fiscal year or other period, means an amount equal to the LLC's taxable income or loss (including but not limited to any gain or loss to the LLC from any sale or disposition of all or any portion of the assets of the LLC) for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

                           (i)      Expenditures described in Section
                                    705(a)(2)(B) of the Code shall be included as an expense in the determination of Net Income and Net Loss; and

                           (ii) Income exempt from taxation shall be included in the determination of Net Income and Net Loss.

                  1.1.25   "New Member" means any person other than O'Charley's
         Inc.

                  1.1.26 "Successor" means a Member's executor, administrator, guardian, conservator, other legal representative, or successor or assign.

                  1.1.27 "Tax Matters Partner" has the meaning given to such term in Section 10.7 hereof.

                  1.1.28 "Treasury Regulations" means proposed, temporary, and final regulations promulgated under the Code.

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                                   ARTICLE II.
                                  ORGANIZATION

         2.1 FORMATION. On December 15, 1997, the LLC was formed by the filing of the Certificate of Formation in the Office of the Secretary of State of the State of Delaware.

         2.2 ADOPTION OF AGREEMENT. The Members hereby adopt this Agreement as the limited liability company agreement of the LLC, as the term "limited liability company agreement" is used in the Act, to set forth the rules, regulations, and provisions regarding the governance of the LLC, the conduct of its business, and the rights and privileges of its Members.

         2.3 NAME. The name of the LLC shall be O'Charley's Restaurant Properties, LLC. The LLC may adopt and conduct its business under such assumed or trade names as the Members may from time to time determine. The LLC shall file any assumed or fictitious name certificates as may be required to conduct business in any state.

         2.4 PRINCIPAL PLACE OF BUSINESS. The initial registered agent and registered office of the LLC shall be Griffin Corporate Services, Inc., 900 Market Street, Wilmington, Delaware 19801, New Castle County. The principal executive office of the LLC shall be located at 3038 Sidco Drive, Davidson County, Nashville, Tennessee 37204, or such other place as the Members may from time to time determine.

                                  ARTICLE III.
                               PURPOSE AND POWERS

         3.1 PURPOSE. The purpose of the LLC shall be to engage in any lawful business permitted pursuant to the Act, as amended from time to time, or any successor provisions thereto.

         3.2 POWERS. The LLC may exercise all powers that may be legally exercised by limited liability companies under the Act necessary or convenient to carry out its business and affairs and to effectuate the purpose described in
Section 3.1 hereof.

                                   ARTICLE IV.
                 CAPITAL CONTRIBUTIONS AND MEMBERSHIP INTERESTS

         4.1 INITIAL CAPITAL CONTRIBUTION. Each Member shall be credited with having made an initial Capital Contribution to the LLC in cash and other property, tangible and intangible, in the amount set forth opposite such Member's name on Exhibit A hereto.

         4.2 ADDITIONAL CONTRIBUTIONS. No Member shall be required to make any additional Capital Contribution. Members may make such additional Capital Contributions as may be approved from time to time by the Members.

         4.3 WITHDRAWAL OR REDUCTION OF MEMBERS' CAPITAL CONTRIBUTIONS. No Member shall have the right to withdraw from the LLC except as provided in
Section 12.3 hereof. A Member shall not receive out of the LLC's property all or any part of such Member's Capital Contributions except as provided in Section
5.7 and 12.4 hereof.

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         4.4      INTEREST AND PREFERENTIAL RIGHTS. No interest shall accrue on any Capital Contributions and no Member shall have any preferential rights with respect to distributions or upon dissolution of the LLC.

         4.5 MEMBERSHIP INTERESTS AND AMENDMENTS TO EXHIBIT A. Each Member shall be credited with the Membership Interest (expressed as a percentage of all Membership Interests) and Capital Contribution set forth opposite such Member's name on Exhibit A. The amounts shown on Exhibit A with respect to Capital Contributions and Membership Interests shall from time to time be appropriately amended to reflect changes to such amounts as a result of any additional Capital Contributions by Members, any withdrawals or reductions in Capital Contributions, admission of any New Members to the LLC, or any Assignments of Membership Interests. Exhibit A shall also be amended from time to time to reflect any changes in the addresses of Members.

                                   ARTICLE V.
               ALLOCATION OF INCOME AND LOSSES; CASH DISTRIBUTIONS

         5.1 CAPITAL ACCOUNTS. The LLC will maintain for each Member an account to be designated as such Member's "Capital Account." Each such Capital Account shall be credited (a) with the cash contributions of the respective Members, (b) with the fair market value of contributions of property by the respective Members (net of liabilities associated with such contributed property and assumed by the LLC), and (c) with the respective Member's share, determined as provided herein, of Net Income. Each Member's Capital Account shall be debited (a) with the respective Member's share, determined as provided herein, of Net Loss, (b) with the cash distributed to the respective Members, and (c) with the fair market value of all distributions of property to the respective Members (net of liabilities associated with such distributed property). The Capital Accounts shall be maintained in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations, and the items of income, profit, gain, expenditures, deductions, and losses that increase or decrease such capital accounts shall be those items that, pursuant to such Treasury Regulations, affect the balance of capital accounts.

         5.2 ALLOCATION OF NET INCOME AND NET LOSS. Subject to Sections 5.3 and 5.4, hereof, Net Income or Net Loss of the LLC for each fiscal year, and all items of income, expense, and deduction entering into the determination of such Net Income or Net Loss, shall be allocated to the Members in proportion to their Membership Percentages.

         5.3 SPECIAL ALLOCATIONS WITH RESPECT TO CONTRIBUTED OR REVALUED PROPERTY. If a Member contributes property to the LLC which has a difference between its tax basis and its fair market value on the date of its contribution, then all items of income, gain, loss, and deduction with respect to such contributed property shall be determined and allocated among the Members, and the Capital Accounts of the Members shall be determined in accordance with
Section 704(c) of the Code, the Treasury Regulations thereunder, and Section 1.704-1(b) of the Treasury Regulations, so as to take into account the variation between the tax basis and fair market value of such property at the time of its contribution. Furthermore, in the case of any required or optional revaluation of LLC property and corresponding adjustment of Capital Accounts, taxable income, gain, loss, and deduction with respect to such property shall be allocated among the Members in a manner that takes into account any variation between the adjusted tax basis of such

                                       5
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property and its book value in the same manner as variations between tax basis and fair market value are taken into account under Section 704(c) of the Code in determining income, gain, loss, and deduction with respect to contributed property.

         5.4 ALLOCATIONS IN CASE OF ASSIGNMENT. Net Income or Net Loss allocable to any Member whose Membership Interest has been Assigned, in whole or in part, during any fiscal year shall be allocated among the persons who were the holders of such interests during such year in proportion to their respective holding periods, without separate determination of the results of LLC operations during such periods. Net Income or Net Loss attributable to a sale or other disposition of all or any portion of the assets of the LLC shall be allocated to those Members who were Members at the time of the occurrence of the disposition giving rise to such Net Income or Net Loss.

         5.5 MANDATORY DISTRIBUTIONS. Unless all of the Members (excluding Financial Rights Holders) otherwise agree, the LLC shall distribute to each Member, no later than the forty-fifth day after the end of each quarter, an amount in cash equal to the Maximum Tax Liability for such Member for such quarter. To the extent there is not sufficient Available Cash Flow to distribute cash in the amount of the Maximum Tax Liability to each Member, the amount to be so distributed to the Members shall be reduced in proportion to their Membership Percentages so as to distribute no more than the total Available Cash Flow at the time of distribution. "Maximum Tax Liability" in respect of any Member for any quarter means an amount equal to the product of (x) the LLC's Net Income (as adjusted to the extent hereinafter provided) for such quarter, (y) a percentage equal to the then prevailing income tax rate applicable to individuals in the highest tax bracket for federal income tax purposes or, in the event a Member is an Entity subject to taxation, the income tax rate applicable to such Entity, and for state income tax purposes in the state having the highest applicable state income tax of any of the states in which any of the Members are subject to state income taxes and (z) a percentage equal to such Member's Membership Percentage. If there is a difference between the prevailing income and capital gains tax rates at either the federal or the state level, the Maximum Tax Liability shall be computed separately for ordinary income and capital gains, unless each of the Members otherwise agree. Income that is exempt from taxation shall not be included in the definition of Net Income for purposes of computing the Maximum Tax Liability.

         5.6 DISTRIBUTION OF AVAILABLE CASH FLOW. In addition to the distributions provided for in Section 5.5 hereof, the LLC may, but is not obligated to, make current distributions out of Available Cash Flow as the Members may determine. Distributions shall be made to the Members in proportion to their respective Membership Percentages.

         5.7 DISTRIBUTIONS UPON LIQUIDATION. Upon liquidation of the LLC, assets remaining after payment of all LLC debts and obligations in accordance with Section 18-804 of the Act shall be distributed in proportion to the Members' Membership Percentages.

         5.8 CONSEQUENCES OF DISTRIBUTIONS. Upon the determination to distribute, remit, or pay funds in any manner expressly provided in this Article V, made in good faith, the Members shall incur no liability on account of such distribution, even though such distribution may have resulted in the LLC retaining insufficient funds for the operation of its business, which insufficiency resulted in loss to the LLC or necessitated the borrowing of funds by the LLC.

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                                   ARTICLE VI.
                              MANAGEMENT BY MEMBERS

         6.1 MANAGEMENT BY MEMBERS. The LLC shall be a "member-managed" limited liability company as such term is defined in the Act. The business and affairs of the LLC shall be managed by the Members. All powers of the Company as a limited liability company under the Act shall be exercised by or under the direction of the Members.

         6.2 MUTUAL AGENCY OF THE MEMBERS. Each Member is an agent of the LLC for the purpose of its business, and the act of any member, including the execution of any instrument in the name of the LLC, for apparently carrying on in the usual way the business of the LLC, shall bind the LLC, unless the Member so acting has in fact no authority to act for the LLC in the particular matter, and the person with whom the Member is dealing has knowledge of the fact that such Member has no authority. An act of a Member which is not apparently for carrying on the business of the LLC in the usual way does not bind the LLC unless authorized by the Members as provided in this Agreement or the Certificate of Formation or as otherwise required by the Act. No action of a Member in contravention of such Member's authority shall bind the LLC to persons having knowledge of such restriction.

         6.3 ACTIONS REQUIRING THE APPROVAL OF ALL OF THE MEMBERS. Unless authorized by all of the Members, no single Member or group of less than all of the Members shall have authority in the name of or on behalf of the LLC to:

                  6.3.1    dispose of the goodwill of all the business;

                  6.3.2 do any other act which would make it impossible to carry on the ordinary business of the LLC;

                  6.3.3    confess a judgment on behalf of the LLC;

                  6.3.4 submit a claim or liability to arbitration or reference; or

                  6.3.5 take any other action that would require the consent of all of the Members pursuant to this Agreement or the Act.

         6.4 ACTIONS REQUIRING THE APPROVAL OF MEMBERS HOLDING A MAJORITY OF THE MEMBERSHIP INTERESTS. Unless authorized by Members holding at least a Majority of the Membership Interests, no single Member or group of Members shall have the authority in the name or on behalf of the LLC to:

                       i. sell, lease, exchange or otherwise dispose of any of the assets of the LLC or enter into any agreement to do the same, except for sales of assets in the ordinary course of business in an amount less than 10% of the LLC's net assets (as shown on the LLC's balance sheet as of the end of its most recently completed fiscal quarter) in any single transaction or series of related transactions;

                       ii. purchase, lease or otherwise acquire any assets, or enter into any agreement to do the same, except for acquisitions of assets in the ordinary course of business in an amount less than 10% of the LLC's net assets (as shown on the LLC's balance sheet as of the end of its most recently completed fiscal quarter) in any single transaction or series of related transactions;

                       iii. borrow money or incur indebtedness or other liabilities in excess of 10% of the LLC's net assets (as shown on the LLC's balance sheet as of the end of its most recently completed fiscal quarter) in any single transaction or series of related transactions;

                       iv. declare or make any distribution to Members except pursuant to Section 5.5 hereof;

                       v. enter into or agree to enter into any other transaction outside of the ordinary course of business of the LLC; or

                       vi. take any other action that would require the consent of the Members holding at least a Majority of the Membership Interests pursuant to this Agreement or the Act.

         6.5 COMPENSATION AND REIMBURSEMENT. No Member shall have any right to compensation for any services performed on behalf of the LLC except as determined from time to time by Members holding at least a Majority of the Membership Interests. Notwithstanding the foregoing, a Member shall have the right to be reimbursed by the LLC for any out-of-pocket expenses incurred by such Member in connection with any services performed by the Member on behalf of the LLC.

         6.6 NO EXCLUSIVE DUTY. Each Member may have other business interests and may engage in other activities in addition to those relating to the LLC. Neither the LLC nor any Member shall have any right to share or participate in such other investments or activities of any other Member based on the fact that each are members of the LLC. No Member shall incur any liability to any other Member or the LLC as a result of engaging in any other business or venture.

                                  ARTICLE VII.
               MEETINGS OF MEMBERS AND ACTIONS ON WRITTEN CONSENT

         7.1 MEETINGS. Meetings of the Members, for any purpose or purposes, may be called by the Chief Manager or any Member or Members holding, in the aggregate, 25% or more of the Membership Interests.

         7.2 ACTION BY MEMBERS WITHOUT A MEETING. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken signed by all Members. Such written consent shall be filed with the minutes or records of the LLC.

         7.3 PLACE OF MEETINGS; TELEPHONE MEETINGS. The Members may designate any place, either in or outside the State of Delaware, as the place of meetings for any meeting of the Members. If no designation is made, the place of meeting shall be the principal executive office of the LLC. A meeting may take place by telephone conference call or any other form of electronic communication through which the Members may simultaneously hear each other. Such meeting shall be deemed to be held at the principal executive office of the LLC or at the place properly named in the notice calling the meeting.

         7.4 NOTICE OF MEETINGS. Written notice stating the place, day, and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than two days before the date of the meeting, either personally or by mail, by or at the direction of the person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered as provided in Section 13.1 hereof. The business conducted at any meeting need not be limited to the matters referenced in the notice of the meeting. No notice shall be required for action by written consent pursuant to Section 7.2 hereof.

         7.5 WAIVER OF NOTICE. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice. Attendance by a Member at a meeting is a waiver of notice of such meeting, except if the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not otherwise participate in the consideration of any matter at the meeting.

         7.6 RECORD DATE. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 7.6, such determination shall apply to any adjournment thereof.

         7.7 VOTING LIST. When a record date for any meeting has been set or any notice of a meeting has been mailed, the Secretary of the LLC shall prepare a list of names of all Members who are entitled to vote at the meeting and show the address of and Membership Interests held by each Member as reflected in the records of the LLC. Such list shall be available for inspection and copying by any Member, beginning two business days after notice of the meeting is given and continuing through the meeting at the LLC's principal executive office. Such list shall be identical to Exhibit A hereto, as amended from time to time, unless the Secretary prepares an alternative list.

         7.8 QUORUM. Members holding at least a Majority of the Membership Interests, represented in person or by proxy, shall constitute a quorum at any meeting of Members except for any matter that requires the approval of all of the Members pursuant to the Act or this Agreement.

         7.9 REQUIRED VOTE; MANNER OF ACTING. If a quorum is present, the affirmative vote of Members holding at least a Majority of the Membership Interests shall be the act of the Members, except as to matters as to which the consent of a lesser or a greater proportion of the Members is otherwise required by the Act or this Agreement.

         7.10 PROXIES. At all meetings of Members, a Member may vote in person or by proxy executed in writing by a Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the LLC before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

                                  ARTICLE VIII.
                                    MANAGERS

         8.1 APPOINTMENT OF MANAGERS. The Members shall appoint a Chief Manager and a Secretary to serve as the Managers of the LLC. The initial Chief Manager shall be Gregory L. Burns. The initial Secretary shall be A. Chad Fitzhugh. The LLC shall have such additional Managers as may be appointed from time to time by the Members.

         8.2 TERM; REMOVAL. The Managers shall serve for an indefinite term at the pleasure of the Members. A Manager may be removed from office at any time with or without cause by the Members.

         8.3      DUTIES.

                  8.3.1 Chief Manager. The Chief Manager shall see that all orders and resolutions of the Members are carried into effect and shall perform such other duties as the Members may from time to time prescribe.

                  8.3.2 Secretary. The Secretary shall attend all meetings of the Members and shall be responsible for recording the minutes thereof. The Secretary shall have the responsibility of authenticating records of the LLC and receiving notices required to be sent to the Secretary and shall perform such other duties as the Members may from time to time prescribe.

         8.4 RESIGNATION. Any Manager of the LLC may resign at any time by giving written notice to the Members. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         8.5 COMPENSATION AND REIMBURSEMENT. No Manager shall have any right to compensation for services performed on behalf of the LLC except as determined from time to time by the Members. Notwithstanding the foregoing, a Manager shall have the right to be reimbursed by the LLC for any out-of-pocket expenses incurred by such Manager in connection with any services performed by such Manager on behalf of the LLC.

         8.6 NO EXCLUSIVE DUTY. Each Manager may have other business interests and may engage in other activities in addition to those relating to the LLC. Neither the LLC nor any Member shall have the right to share or participate in such other investments or activities of such Manager based on such Manager's status as a Manager of the LLC. No Manager shall incur any liability to any Member or the LLC as a result of engaging in any other business or venture.

                                   ARTICLE IX.
                                 INDEMNIFICATION

         9.1 AUTHORITY TO INDEMNIFY. The LLC shall indemnify, and upon request may advance expenses to, any Member, Manager, employee, or agent of the LLC, or any person who is serving at the request of the LLC in any such capacity with another Entity, to the extent, consistent with public policy, permitted by applicable law.

         9.2 INSURANCE. The LLC may purchase and maintain insurance on behalf of an individual who is or was a Manager, employee, independent contractor, or agent of the LLC or who, while a Manager, employee, independent contractor, or agent of the LLC, is or was serving at the request of the LLC as a manager, employee, independent contractor, agent, partner, or trustee of another foreign or domestic limited liability company, corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by such individual in that capacity or arising from such individual's status as a Manager, employee, independent contractor or agent of the LLC whether or not the LLC would have the power to indemnify such individual against the same liability as provided in Section 9.1 hereof.

         9.3 NON-EXCLUSIVE RIGHT. The indemnification granted pursuant to or provided by this Article IX shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled, whether contained in this Article IX, the Certificate of Formation, in the Act, in a resolution of the Members, or an agreement providing for such indemnification. This Section
9.3 does not limit the LLC's power to pay or reimburse expenses incurred by any person in connection with his or her appearance as a witness in a proceeding at a time when he or she has not been named defendant or respondent to the proceeding.

                                   ARTICLE X.
                                 FISCAL MATTERS

         10.1 BOOKS AND RECORDS. Full and accurate books and records of the LLC (including without limitation all information and records required by the Act) shall be maintained at its principal place of business showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the LLC's business and affairs. All Members shall have the right to inspect and copy the books and records of the LLC, during regular business hours, at the LLC's principal place of business, upon provision of notice in writing by any Member to the LLC at least five business days before the date on which such Member desires to inspect and copy said books and records.

         10.2 FISCAL YEAR. The fiscal year of the LLC shall be determined by the Members and in the absence of such determination, shall end on the Sunday closest in time to December 31 of each year.

         10.3 TAX STATUS; ELECTIONS. Notwithstanding any provision hereof to the contrary, solely for purposes of the federal income tax laws, each of the Members hereby recognizes that the LLC will be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the Code; provided, however, the filing of a U.S. Partnership Return of Income shall not be construed to extend the purposes of the LLC or expand the obligations or liabilities of the Members.

         10.4 REPORTS TO MEMBERS. Each of the following reports shall be prepared at the LLC's expense and shall be delivered to each Member:

                       a. within sixty days after the end of each fiscal year, all information necessary for the preparation of the Members' federal, state, and local income tax returns;

                       b. within thirty days after the end of each fiscal quarter, all information necessary for the preparation of any quarterly federal, state, or local income tax returns of the Members; and

                       c. within one hundred twenty days after the end of each fiscal year, financial statements prepared in accordance with generally accepted accounting principles, consistently applied, and audited by an independent public accountant.

         10.5 ACCOUNTING DECISIONS. All decisions as to accounting matters, including the selection of the LLC's independent public accountant, except as expressly provided in this Agreement, shall be made by the Members.

         10.6 BANK ACCOUNTS. All funds of the LLC shall be deposited in its name at the LLC's principal financial institution or other financial institutions approved by the Members.

         10.7 TAX MATTERS PARTNER. The Tax Matters Partner shall be appointed by the Members. The "Tax Matters Partner" shall mean the Member responsible for all administrative and judicial proceedings for the assessment and collection of tax deficiencies or the refund of tax overpayment arising out of any Member's distributive share of items of income, deduction, credit, and/or of any other LLC item (as that term is defined in the Code or in the Treasury Regulations) allocated to the Members affecting any Member's tax liability. The Tax Matters Partner shall promptly give notice to all Members of any administrative or judicial proceeding pending before the Internal Revenue Service involving any LLC item and the progress of any such proceeding. Such notice shall be in compliance with such regulations as are issued by the Internal Revenue Service. The Tax Matters Partner shall have all the powers provided to a tax matters partner in Sections 6221 through 6233 of the Code, including the specific power to extend the statute of limitations with respect to any matter which is attributable to any LLC item or affecting any item pending before the Internal Revenue Service and to select the forum to litigate any tax issue or liability arising from LLC items. The Tax Matters Partner shall be entitled to reimbursement for any and all reasonable expenses incurred with respect to any administrative and/or judicial proceedings affecting the LLC. The Tax Matters Partner shall be responsible for the preparation and timely filing for all income tax returns, franchise tax returns, and annual reports of the LLC.

                                   ARTICLE XI.
                     RESTRICTIONS ON TRANSFER OF MEMBERSHIP
                     INTERESTS AND ADMISSION OF NEW MEMBERS

         11.1 TRANSFER OF MEMBERSHIP INTERESTS. A Member may not Assign all or any part of such Member's Membership Interest in the LLC (including any Financial Rights, Governance Rights, or other rights pertaining to a Membership Interest) to any person other than an Affiliate of such Member without the prior written consent of Members holding a Majority of the Membership Interests.

         11.2 RESTRICTIONS ON ASSIGNMENT NOT UNREASONABLE. Each of the Members hereby agrees and acknowledges that the restrictions on Assignment contained in this Article XI are not unreasonable in view of the nature of the parties and their relationships to one another and the nature of the business of the LLC.

         11.3 ADMISSION OF NEW MEMBERS. An Assignment to an Affiliate of a Member or effected in accordance with this Article XI shall become effective and the assignee shall become a New Member and entitled to the rights of a Member under this Agreement upon (a) executing a copy of this Agreement and agreeing to be bound hereby and (b) delivering such executed copy to LLC in accordance with
Section 13.1 hereof. Upon receipt of such executed copy, the LLC will cause Exhibit A to be amended appropriately and will deliver to all Members, including the New Member, in accordance with Section 13.1 hereof, a copy of amended Exhibit A.

         11.4 RIGHTS AND OBLIGATIONS OF FORMER MEMBERS. A Member who Assigns all of his, her, or its Membership Interest shall cease to be a Member; provided, however, that such former Member or any Successor shall remain liable to the LLC (a) for any obligations of such Member for wrongful distributions under Section 18-607 of the Act, and (b) pursuant to any contribution agreements with the LLC existing at the time of the Assignment of all such Membership Interest.

                                  ARTICLE XII.
         DISSOLUTION, WINDING UP, AND TERMINATION OF THE LLC'S EXISTENCE

         12.1 TERM. The duration of the LLC shall be perpetual and shall continue until terminated in accordance with the provisions of this Agreement or the Act.

         12.2 EVENTS CAUSING DISSOLUTION AND WINDING UP. The LLC shall be dissolved and its affairs wound up upon the occurrence of any of the following events (individually, a "Dissolution Event"):

                  12.2.1 at any time with the prior approval of Members holding two-thirds or more of the Membership Interests; or

                  12.2.2   as may be otherwise required by law.

         Upon the occurrence of a Dissolution Event, the LLC shall be terminated when the winding up of LLC affairs has been completed following dissolution.

         12.3 WITHDRAWAL OF A MEMBER. Any Member may withdraw from the LLC at any time upon not less than ninety days' prior written notice to the LLC and each other Member. A withdrawal of a Member shall not cause a Dissolution Event unless the remaining Members determine to dissolve pursuant to Section 12.2.1. If the existence and business of the LLC is continued by the remaining Members after such withdrawal:

                           a. such withdrawing Member shall have no Governance Rights with respect to the LLC, and the rights of such withdrawing Member shall be deemed to be that of an assignee of such withdrawing Member's Financial Rights owned prior to such withdrawal, once notice of such Member's withdrawal is given by such withdrawing Member;

                           b.       no Member shall be entitled to any
                  distribution from the LLC as a result of such withdrawal; and

                           c. a withdrawn Member shall remain liable to the LLC for any existing liability of such withdrawn Member for wrongful distributions and pursuant to any contribution agreements at the time of such withdrawal.

         12.4 WINDING UP AFFAIRS ON DISSOLUTION. Upon dissolution of the LLC, the Managers or other persons required or permitted by law to carry out the winding up of the affairs of the LLC shall promptly notify all Members of such dissolution; shall wind up the affairs of the LLC; shall prepare and file all instruments or documents required by law to be filed to reflect the dissolution of the LLC; and, after collecting the debts and obligations owed to the LLC and after paying or providing for the payment of all liabilities and obligations of the LLC, shall distribute the assets of the LLC in accordance with Section 5.7 hereof.

         12.5 WAIVER OF RIGHT TO PARTITION AND DECREE OF DISSOLUTION. As a material inducement to each Member to execute this Agreement, each Member covenants and represents to each other Member that, during the period beginning on the date of this Agreement, no Member, nor such Member's heirs, representatives, successors, transferees, or assigns, will attempt to make any partition whatever of the assets of the LLC or any interest therein whether now owned or hereafter acquired, and each Member waives all rights of partition provided by statute or principles of law or equity, including partition in kind or partition by sale. The Members agree that irreparable damage would be done to the goodwill and reputation of the LLC if any Member should bring an action in a court to dissolve the LLC. The Members agree that there are fair and just provisions for payment and liquidation of the interest of any Member in the LLC, and fair and just provisions to prevent a Member from selling or otherwise alienating his or her interest in the LLC. Accordingly, each Member hereby waives and renounces his, her or its right to such a court decree of dissolution or to seek the appointment by court of a liquidator or receiver for the LLC.

                                  ARTICLE XIII.
                               GENERAL PROVISIONS

         13.1 NOTICES. All notices and other communications required or permitted to be given in respect of this Agreement shall be in writing, and sent by facsimile, courier service, hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid). Written notice by the LLC to the Members is effective when mailed, if mailed and correctly addressed to the Member's address as reflected in the LLC's records. Written notice to the LLC may be addressed to the LLC's registered agent at its registered office or to the LLC's Secretary at the LLC's principal executive office. Written notice to the LLC is effective at the earliest of the following:
(a) when received; (b) five days after its deposit in the United States mail, if correctly addressed and first class postage affixed thereon; or (c) on the date shown in the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

         13.2 INTEGRATION. This Agreement embodies the entire agreement and understanding among the Members relating to the formation and operation of the LLC and supersedes all prior agreements and understandings, if any, among and between the Members relating to the subject matter hereof.

         13.3 APPLICABLE LAW. This Agreement and the rights of the Members shall be governed by and construed and enforced in accordance with the laws of the State of Delaware and specifically the Act.

         13.4 SEVERABILITY. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.

         13.5 BINDING EFFECT. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon, and inure to the benefit of, the Members and their respective heirs, executors, administrators, successors, transferees and assigns.

         13.6 TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; and the singular shall include the plural, and vice versa. Titles and Articles are for convenience only and neither limit nor amplify the provisions of this Agreement itself.

         13.7 AMENDMENT. This Agreement may be amended, modified, or supplemented in writing (a) with the consent of the Members holding of a Majority of the Membership Interests except that any requirement that an action be approved by Members holding a percentage other than a Majority of the Membership Interests shall not be amended except with the consent of Members holding such other percentage of the Membership Interests, and (b) with respect to Exhibit A hereto, under the circumstances set forth in Section 4.5. No other written or oral agreement, understanding, instrument or writing other than this agreement or any amendment hereto shall constitute part of the limited liability company agreement of the LLC.

         13.8 EXECUTION OF ADDITIONAL INSTRUMENTS. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney, and other instruments necessary to comply with any laws, rules, or regulations.

         13.9 WAIVERS. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

         13.10 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the Members may have by law, statute, ordinance, or otherwise.

         13.11 HEIRS, SUCCESSORS, AND ASSIGNS. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the Members hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors, and assigns.

         13.12 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the LLC.

         13.13 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         13.14 INTERPRETATION IN ACCORDANCE WITH REQUIREMENTS FOR PARTNERSHIP TAX TREATMENT. The LLC is intended to be treated as a partnership for federal income tax purposes, and this Agreement shall be interpreted in a manner consistent with such intended tax treatment.

         13.15 ARBITRATION. If a dispute arises relative to the interpretation of or a breach of the provisions of this Agreement and if said dispute cannot be settled through direct discussions, the LLC and the Members agree to first endeavor to settle the dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association before resorting to binding arbitration. Thereafter, any unresolved controversy shall be resolved by binding arbitration pursuant to the rules of the American Arbitration Association then pertaining. Arbitration proceedings shall be held in Nashville, Tennessee. The LLC and the Members may, if they are able to do so, agree upon one arbitrator; otherwise, there shall be three arbitrators selected to resolve disputes pursuant to this Section 13.15, one named in writing by each party to the dispute within 15 days after notice of arbitration is served upon the one party by the other and a third arbitrator selected by the two arbitrators selected by the parties within 15 days thereafter. If the two arbitrators cannot select a third arbitrator within such 15 days, the parties may request that the American Arbitration Association select such third arbitrator. If one party does not choose an arbitrator within 15 days, the other party shall request that the American Arbitration Association name such other arbitrator. No person shall serve as arbitrator who is in any way financially interested in this Agreement or in the affairs of either party. Each party shall pay its own expenses of arbitration and one-half of the expenses of the arbitrators. If any position by either party hereunder, or any defense or objection thereto, is deemed by the arbitrators to have been unreasonable, the arbitrators may assess, as part of their award against the unreasonable party or reduce the award to the unreasonable party, all or part of the arbitration expenses (including reasonable attorneys' fees) of the other party and of the arbitrators.

                  IN WITNESS WHEREOF, the undersigned hereby agree, acknowledge and certify that the foregoing Agreement constitutes the limited liability company agreement of O'Charley's Restaurant Properties, LLC adopted by the Members of the LLC as of this 15th day of December, 1997.

                                         O'CHARLEY'S INC.

                                         By: /s/ Gregory L. Burns
                                            ------------------------------------

                                         Name: Gregory L. Burns

                                         Title: Chief Executive Officer and
                                                President

                                    EXHIBIT A

Members Name                                  Capital                      Membership
and Address                                 Contribution                  Percentages
---------------------------             -------------------             --------------
O'Charley's Inc.                                                              100%
3038 Sidco Drive
Nashville, TN 37204

                                        -------------------                  ----
                                                                              100%
                                        ===================                  ====

                                    EXHIBIT A
                                  (AS AMENDED)

Members Name                                  Capital                     Membership
and Address                                 Contribution                 Percentages
---------------------------             -------------------             --------------
O'Charley's Management                                                        100%
Company, Inc.
3038 Sidco Drive
Nashville, TN 37204

                                        -------------------                  ----
                                                                              100%
                                        ===================                  ====